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               COMPUTATION OF NET EARNINGS PER SHARE - EXHIBIT 11
              (Amount in thousands except share and per share data)

                                                       Year Ended
                                         --------------------------------------
                                          July 26        July 28       July 29
                                            1996           1995          1994
                                         ---------      ---------     ---------

Primary:
     Average number of shares of
          common stock outstanding       5,351,931      5,369,216     5,484,278
     Additional shares assuming
          exercise of dilutive
          stock options                        721            973           916
                                         ---------      ---------     ---------
               Total                     5,352,652      5,370,189     5,485,194
                                         ---------      ---------     ---------
                                         ---------      ---------     ---------

               Net earnings                   $987         $3,574        $3,479
                                              ----         ------        ------
                                              ----         ------        ------

               Per share amount              $0.18          $0.67         $0.63
                                             -----          -----         -----
                                             -----          -----         -----

Fully Diluted:
     Average number of shares of
          common stock outstanding       5,351,931      5,369,216     5,484,278
     Additional shares assuming
          exercise of dilutive
          stock options                      1,734          3,728           927
                                         ---------      ---------     ---------
               Total                     5,353,665      5,372,944     5,485,205
                                         ---------      ---------     ---------
                                         ---------      ---------     ---------

               Net earnings                   $987         $3,574        $3,479
                                              ----         ------        ------
                                              ----         ------        ------

               Per share amount              $0.18          $0.67         $0.63
                                             -----          -----         -----
                                             -----          -----         -----




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